Investor Presentation August 2021 Exhibit 99.1

/ Moving Infrastructure Forward2 Forward-Looking Statements Some statements in this presentation, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the impact of the COVID-19 pandemic on Arcosa’s customer demand for Arcosa’s products and services, Arcosa’s supply chain, Arcosa’s employees ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; failure to successfully integrate acquisitions, or failure to achieve the expected benefit of acquisitions; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2020, and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are provided in the Appendix.

/ How to Find Us 3 INVESTOR CONTACT InvestorResources@arcosa.com NYSE TICKER ACA OUR WEBSITE www.arcosa.com HEADQUARTERS Arcosa, Inc. 500 North Akard Street, Suite 400 Dallas, Tx 75201 Moving Infrastructure Forward

/4 1 3 4 Company Overview Long-Term Vision and Capital Allocation ESG Update Moving Infrastructure Forward 2 Financial Highlights Table of Contents

/5 1 Company Overview Moving Infrastructure Forward

/6 Arcosa’s Value Proposition Strong balance sheet and ample liquidity to navigate cycles and pursue strategic growth Experienced management team with history of managing through economic cycles Leading businesses serving critical infrastructure markets Track record of executing on strategic priorities as an independent public company Disciplined capital allocation process to grow in attractive markets and improve returns on capital Moving Infrastructure Forward

/7 Arcosa at a Glance Revenues, Adjusted EBITDA and Net Income are for the twelve months ended 6/30/2021. See Adjusted EBITDA reconciliation in Appendix. Arcosa spun off from its former parent company in November 2018. $78M Net Income $265M Adjusted EBITDA $1.9B Revenues 3 Infrastructure-related Segments ~6,410 Employees 85+ Years of Operating History Moving Infrastructure Forward

Business Overview

Arcosa's three segments are made up of leading businesses that serve critical infrastructure markets

Segments	Revenues	Adj.Segment EBITDA & Margin
CONSTRUCTION	$654M	$146M 22%
ENGINEERED STRUCTURES	$881M	$116M 13%
TRANSPORTATION	$370M	$52M 14%


NATURAL & RECYCLED AGGREGATES


SPECIALTY MATERIALS


CONSTRUCTION SITE SUPPORT


UTILITY STRUCTURES


WIND TOWERS


STORAGE TANKS


BARGES


COMPONENTS

Revenues, Adjusted EBITDA and Net Income are for the twelve months ended 6/30/2021. See Adjusted EBITDA reconciliation in Appendix.

8 / Moving Infrastructure Forward ARCOSA

Track Record of Executing on Stage 1 Priorities

We have achieved double-digit growth in revenues and Adjusted EBITDA since spin and made progress on building our new Arcosa culture

Building our new Arcosa culture

Entrepreneurial and growth-minded

Focused on integrating ESG initiatives into our long-term strategy

Performance accountability: "We say, we do"

"We win together"

Executing on Stage 1 Priorities introduced at October 2018 Investor Day

Grow Construction Products

- ✓ Completed 5 large acquisitions (ACG, Cherry, Strata, StonePoint, & Southwest Rock) and multiple bolt-on acquisitions to expand regional footprint totaling ~$1.3B
- ✓ More than doubled trailing twelve months Adjusted Segment EBITDA since spin pro forma for a full year of acquisition contributions, while maintaining strong margins

Improve Engineered Structures margins

- ✓ Grew Adjusted Segment EBITDA margins from 10% in 2018 to 13% in 2020
- ✓ Invested $60M in 2020 to acquire 3 adjacent infrastructure-related products at attractive valuations

Expand Transportation Products

- ✓ Generated $159M of Free Cash Flow from 2018 to 2020 that funded growth in other segments
- ✓ Ramped up barge facilities to grow revenue ~75% in 2019; recovery interrupted by COVID-19 and high steel prices
- ✓ Amid industry headwinds, disciplined focus on cost control and capacity alignment

Operate a flat corporate structure

- ✓ Streamlined corporate structure to reduce layers

See Adjusted Segment EBITDA reconciliation in Appendix.

9 / Moving Infrastructure Forward

ARCOSA

$150M Acquisition of Southwest Rock Products Completed in August

Leading Arizona pure-play aggregates producer serving the greater Phoenix metro area that will help accelerate the growth of our Construction Products segment

$36M
Revenue

$14M
Adjusted EBITDA

~5M
Tons Produced Annually

Strong and Accretive Margins

70
Employees

6
Operating Locations

Strategic Rationale

- ✓ Scaled regional aggregates platform that aligns with our strategy to expand into new and attractive geographies
- ✓ Phoenix metro market represents one of the fastest growing megaregions
- ✓ Provides pipeline of actionable organic and bolt-on growth opportunities with attractive returns
- ✓ Experienced management will remain with the business
- ✓ Adjusted EBITDA margins accretive to segment and Arcosa overall, advancing portfolio shift into higher margin and more stable Construction Products

See Southwest Rock Adjusted EBITDA reconciliation in Appendix.

10 / Moving Infrastructure Forward ARCOSA

Phoenix AZ is One of the Fastest Growing Megaregions

Sizable Aggregates Market Demand	Phoenix is one of the top 11 aggregates markets by volume in the United States
Large-Scale Capital Investment Needs	~$6 billion approved investment at Phoenix Sky Harbor airport and ~$53 billion estimated funding required for highway capital spending through 2040 underpin infrastructure transformation
Favorable Construction Dynamics	Arizona construction volume estimated at ~$25 billion per year through 2023
Exceptional Population Growth in a Large Addressable Market	The Arizona Sun Corridor is the fastest growing megaregion in the United States, with its population expected to expand by 4+ million people through 2050
Sizable Aggregates Market Demand	Arizona is expected to add nearly 550,000 jobs between 2019 and 2029, driving commercial expansion

Arizona State Ranking for End Market Growth (5 Year CAGR)	**#1**	**#5**	**#7**
	Infrastructure *Highway Contracts*	Non-Residential *Employment*	Residential *Housing Permits*

Source: Regional Plan Association, U.S. Census Bureau, ArcGIS, Factset, IHS Markit, Wall Street research, press releases

11 / Moving Infrastructure Forward ARCOSA

/12 Construction Materials Platform Represents more than 50% of Adjusted EBITDA Disciplined capital allocation strategy investing ~$1.3B since spin to grow Construction Products and reduce overall cyclicality of our portfolio Moving Infrastructure Forward 1LTM June 2021, pro forma Adjusted EBITDA incorporates 12 months of Southwest Rock, StonePoint, and Strata Materials as previously disclosed; 2 % of Total EBITDA excludes Corporate Costs. 52 (15%) 73 (33%) 64 (29%) LTM 6/30 Pro Forma 82 (38%) 2018 116 (33%) 183 (52%) Transportation Engineered Structures Construction 219 352 Adjusted EBITDA, excluding Corporate Costs2 $ Millions We have continued to build out a world-class construction materials platform… Key Construction Materials Acquisitions December 2018 January 2020 October 2020 Solid Organic Growth April 2021 …and accelerating the portfolio shift to a higher margin, more stable portfolio  Half of Arcosa EBITDA from more stable Construction Products segment  Geographic exposure has broadened within Texas and also extended into new states, providing solid fundamentals for organic growth  Overall Arcosa margin has improved Key highlights of repositioning 1 August 2021

/13 2 Financial Highlights Moving Infrastructure Forward

/14 1,460 1,737 1,936 1,904 20202018 2019 TTM 6/30/2021 +30% Recent Financial Results Strong financial performance since spin with Adjusted EBITDA expansion outpacing revenue growth driven by organic expansion, acquisitions, and operating improvements 187 241 284 265 2018 2019 2020 TTM 6/30/2021 +42% See Adjusted EBITDA reconciliation in Appendix. Revenues ($M’s) Adjusted EBITDA ($M’s) Moving Infrastructure Forward Margin 13% 14% 15% 14%

/ Cash Flow and Balance Sheet 15 Moving Infrastructure Forward Net Debt / Adjusted EBITDA1 Ratio at end of quarter Free Cash Flow $M’s 74 273 178 111 Avg. $159M 2018 2019 2020 LTM 6/30 ... has supported significant organic & acquisition investment, while maintaining a healthy balance sheet Focus on driving a disciplined ‘cash culture’…. -1.2 0.5 -0.6 0.5 1.9 4Q-18Pro Forma at Spin 4Q-204Q-19 2Q-21 2.4 Pro Forma for Southwest Rock, acquired 8/4/2021 Long term target of 2.0 -2.5x Transportation Products segment generated $159M of Cash Flow from 2018 to 2020 that funded growth in other segments1 4 8 8 220 400 2026202420232021 2022 2025 2027 2028 2029 8 320 Debt Maturity Schedule $M’s Inaugural public note offering of 4.375% senior notes, rated BB/Ba2 with stable outlook Our balance sheet remains healthy with over $300M of available liquidity and no material near-term debt maturities 1 Cash flow defined as Adjusted Segment EBITDA less CapEx. See 2020 10-K for CapEx by Segment.

/ COVID-19 Update We prioritize the health and safety of our people The health and safety of our employees, communities, and other stakeholders is our highest priority. We have put safeguard measures in place at our plants and office locations to meet or exceed the standards set forth by CDC guidelines. Protocols include: Social distancing processes in all facilities; measures to temperature screen employees daily; increased frequency of deep cleaning workspaces and common areas; reinforced hand washing and infection control training; processes to track and manage employees who report or have COVID-19 symptoms or exposure; actions to screen, limit or prohibit visitors to all facilities; and elimination of non- essential travel. Additionally, plant management and safety teams were able to quickly mobilize an operational response to COVID-19, implementing important tools created by collaborative leadership teams. From updates of CDC guidelines to best practice COVID-19 mitigation procedures, our teams have shown resilience and operational flexibility during times of uncertainty and change. We support critical infrastructure sectors Our businesses support critical infrastructure sectors, as defined by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency (CISA.gov). These critical sectors are deemed essential to infrastructure, and our plants have continued operating to meet our customers’ needs. Moving Infrastructure Forward16 We build strong communities From supporting local restaurants, vendors, and small businesses, to donating funds for relevant non-profits, Arcosa has taken steps to enhance relationships and support our local communities. We have also shared our health and safety protocols with small businesses to improve practices in our communities.

/ Q2-2021 Financial Results Moving Infrastructure Forward17 498.5 515.1 Q2-20 Q2-21 +3% 78.7 78.9 Q2-20 Q2-21 0% See Adjusted Net Income and Adjusted EBITDA reconciliations in Appendix. Revenues and Adjusted EBITDA were in line with last year’s record results as growth in Construction Products was offset by year-over-year weakness in Transportation Products 33.3 20.8 8.3 35.6 Q2-21Q2-20 2.3 29.1 -18% Margin 15.8% 15.3% Revenues ($M) Adjusted EBITDA ($M) Net Income ($M) Adjusted Decline in Adjusted Net Income primarily due to higher depreciation and amortization from recent acquisitions

Near-Term Outlook

Construction Products and Engineered Structures end markets remain well positioned for growth, with offsetting impacts from barge and wind tower near-term expectations

CONSTRUCTION

Positive Outlook

- Strong construction activity in our key markets, particularly Texas and Tennessee
- Favorable nationwide trends in infrastructure spending, with potential upside from increased federal funding above current FAST Act levels
- Deurbanization trends are driving increased demand for aggregates-intensive single family housing

% of LTM Adjusted EBITDA[1]



33%
52%
15%

ENGINEERED STRUCTURES

Positive Outlook

- Recent healthy orders for utility and traffic structures, driven by grid hardening and road infrastructure investments
- Wireless 5G telecom buildout expected to drive new demand
- Healthy DOT spending in Florida and other Southeast states, with opportunities to grow in Texas and other markets
- Steady demand and rising backlogs for storage tanks in both the U.S. and Mexico
- Near-term weakness in wind towers as customers delay order decisions due to uncertainty surrounding a potential extension of the Production Tax Credit and high steel prices

TRANSPORTATION PRODUCTS

Weak Near-Term Outlook, primarily from COVID-related downturn

- Dry and liquid replacement orders remain depressed by high steel prices
- 2021 expected to be trough year in new railcar builds, and we have made early progress in diversifying customer and product base

[1]LTM 6/30/20 Pro Forma Adjusted EBITDA incorporates 12 months of Southwest Rock, StonePoint, and Strata Materials as previously disclosed. Percentages exclude corporate costs

18 / Moving Infrastructure Forward

ARCOSA

/ 2021 Outlook 2021 on pace to meet or exceed 2020’s strong results, despite cyclically depressed barge and rail components businesses Moving Infrastructure Forward19 See Adjusted EBITDA reconciliation in Appendix. Revenues $M’s Adjusted EBITDA $M’s 1,460 1,737 1,936 2018 2019 2021 Guidance 2020 1,950 – 2,050 187 241 284 20202018 2021 Guidance 2019 270-290

/20 3 Long-Term Vision and Capital Allocation Moving Infrastructure Forward

/21 Our Long-Term Vision Grow in attractive markets where we can achieve sustainable competitive advantages Reduce the complexity and cyclicality of the overall business Improve long-term returns on invested capital Integrate Environmental, Social, and Governance initiatives (ESG) into our long-term strategy Moving Infrastructure Forward

Repositioning Arcosa Around More Stable Infrastructure Products

Our performance highlights our progress in creating a more stable base of revenue and profit, anchored around core infrastructure products

	2018	Adjusted Segment EBITDA ($M's)	LTM June 2021	Adjusted Segment EBITDA[1] ($M's)
Construction Products	▪ Natural aggregates operations, primarily in North Texas ▪ Lightweight aggregates ▪ Shoring products	73	▪ Natural aggregates operations in 11 states, including the acquisitions of StonePoint and Southwest Rock ▪ Recycled aggregates ▪ Lightweight aggregates ▪ Specialty materials for building products, agriculture, and other markets ▪ Shoring products	183
Engineered Structures	▪ Heavy reliance on Wind Towers product line ▪ Underperforming businesses in Utility Structures and Storage Tanks	82	▪ Significantly improved operations in Utility Structures and Storage Tanks, which increased segment EBITDA margins from 10% in 2018 to 13% in 2020 ▪ Reduced reliance on Wind Towers product line ▪ Added 3 adjacent infrastructure-related product lines of Traffic, Telecom, and Concrete structures ▪ Opportunities for additional organic growth in Transmission and Distribution structures	116

Our Transportation segment generated $159M of cash flow from 2018-2020 that funded growth in Construction and Engineered Structures[2]

[1] Construction Products Adjusted Segment EBITDA pro forma for Southwest Rock, StonePoint, and Strata Materials as previously disclosed. [2] Cash flow defined as Adjusted Segment EBITDA less CapEx. See 2020 10-K for CapEx by Segment

22 / Moving Infrastructure Forward

ARCOSA

/  Attractive markets with long-term pricing and volume growth; less cyclical than other Arcosa businesses  Sustainable competitive advantages, through reserve positions, product portfolio, proprietary processing capabilities, and deep market knowledge  Fragmented industry structure with ability to buy small to medium size assets at attractive multiples  Ability to use acquisitions as growth platforms for organic and bolt-on growth 23 We have deployed more than $1.3B on Construction Products acquisitions since the time of the spin, due to favorable long-term fundamentals and acquisition opportunities Attractive fundamentals of Aggregates and Specialty Materials Moving Infrastructure Forward Construction Products Our pipeline of organic and acquisition opportunities remains attractive. In the short term, we expect to focus our efforts on completing acquisition integration activities. October 2020 January 2020 December 2018 • Top 25 U.S. aggregates platform adding attractive new geographies, more than 40 years of reserve life, and an experienced management team • Two acquisitions building leadership position in recycled aggregates, a new product category for Arcosa and growing in importance due to resource scarcity and ESG benefits • Cherry expands aggregates business into attractive Houston market, a key gap in our current Texas network • Strata expands ability to serve DFW customers with a complementary product offering that includes both natural and recycled aggregates • Adds complementary, scaled specialty materials and aggregates platforms • Diversifies customer base across attractive end markets April 2021 August 2021 • Scaled entry into attractive Phoenix metropolitan area with accretive EBITDA margins

StonePoint Materials Highlights

We completed the acquisition on April 9 and are now focused on integration and continuing to grow our expanded aggregates platform

StonePoint Key Figures

~$125M Projected 2021 Net Revenues[1]	**~$30M** Projected 2021 Adj. EBITDA
9M+ Tons Produced Annually	**40+** Years of Reserves
$375M Purchase Price	**20** Operating Locations

[1]Net of freight charges

Operations

Limestone



- 3 quarries in Tennessee/Kentucky region
- 1 underground mine in Pennsylvania

Sand & Gravel



- 10 sand & gravel mines in Texas and Louisiana

Asphalt & Other



- 4 asphalt plants in TN / KY
- 2 marine terminals in TN / KY located adjacent to quarries

Strategic Rationale

- ✓ Premier, scaled aggregates platform that continues Arcosa's evolution to a higher margin, higher growth, and less cyclical portfolio; 80% of EBITDA generated from aggregates
- ✓ Attractive geographic operations that expand current aggregates footprint in Texas and Louisiana while providing entry into new regions
- ✓ Provides new pipeline of organic growth projects and bolt-on acquisitions with attractive returns

24 / Moving Infrastructure Forward ARCOSA

Engineered Structures

In 2020, we invested in 3 acquisitions plus organic growth to build on our strong position in transmission and distribution structures

	DESCRIPTION	CAPITAL DEPLOYED IN 2020
Traffic structures	▪ March 2020 acquisition of HSI, a leading traffic structures manufacturer ▪ October 2020 acquisition of Premier Fabricators ▪ 2 plants in Florida; serve Southeast and opportunity to expand into other states	$33M
Telecom structures	▪ July 2020 acquisition of Eastpointe Industries, a telecommunications tower manufacturer ▪ 1 plant in Oklahoma; ships nationwide	$28M
Transmission and Distribution structures	▪ June 2020 acquisition of concrete pole manufacturing plant ▪ 1 plant in Alabama; serves Southeast	$5M
	▪ Incremental capacity in transmission and distribution structures	$10M

These acquisitions have combined annualized Revenues of ~$50M and Adjusted EBITDA of ~$9M, prior to growth and cost synergies with current businesses[1]

[1] Prior to acquisitions, combined businesses earned Adjusted EBITDA of $9M: Net income ($6.0M) + D&A ($1.7M) + Interest expense ($1M) + Adjustments ($0.3M). D&A will be different after purchase price accounting

25 / Moving Infrastructure Forward

ARCOSA

/26 Moving Infrastructure Forward Engineered Structures With our acquisitions, we have expanded our product offering in the $3B transmission and distribution markets, as well as entered new large markets tied to infrastructure growth Transmission & Distribution Structures Wind Towers Traffic Structures Telecom Structures Key Synergies  Manufacturing expertise  North American manufacturing footprint  Steel sourcing ELECTRICITY TRANSMISSION & DISTRIBUTION ROAD INFRASTRUCTURE RENEWABLE POWER GENERATION COMMUNICATIONS INFRASTRUCTURE (INCLUDING 4G AND 5G BUILDOUT) END MARKETS AND PRODUCT LINES $500M+ $1.2B+ $3B+ $1.2B Source: Company and Third Party Estimates

/27 4 ESG Update Moving Infrastructure Forward

/ Arcosa Sustainability Moving Infrastructure Forward28 We continue to integrate ESG into our business through our strategic planning process, ESG-focused initiatives, and innovative continuous improvement projects Our 2020 Sustainability Report published on April 19, 2021 highlights a number of the ways Arcosa prioritizes ESG across the company: Safety: Arcosa team members achieved a 56% reduction in our Total Recordable Incident Rate (TRIR) in 2020. Our ARC 100 safety initiative continues to strengthen our safety culture, and we are committed to an evolving system in which all employees contribute to continuous safety improvements. TCFD: We have aligned our climate-related disclosures with the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD). SASB: We include new disclosures for several key Sustainability Accounting Standards Board (SASB) metrics, including safety, greenhouse gas (GHG) emissions, and water consumption. GHG Emissions: In 2020, we reduced our GHG Emissions Intensity by 12%, including Scope 1 and Scope 2 emissions (Metric Tonnes C02 Equivalent/$ Million Revenues). Water: In 2020, we reduced our municipal water intensity by 16% (kilogallons/$ Million Revenues). Community Impact: We include stories highlighting a sample of the exceptional ways our businesses supported their local communities during 2020. Compensation: We introduced an ESG component to our short-term incentive awards for 2020, where progress on ESG is incorporated into our Named Executive Officer and other key employees’ compensation.

/29 We are committed to developing reportable metrics and establishing meaningful goals in areas important to our stakeholders Our Materiality Assessment was based primarily on SASB standards, with additional input from stakeholders and other sustainability standards, including TCFD Employee Health & Safety Diversity Talent Management Energy Management Air Quality GHG Emissions Product Use & Quality Water & Wastewater Management Land Management Community Relations Our Environment Our Products Our People Governance & Business Ethics Long-term Vision: ESG Update Moving Infrastructure Forward

/ Long-term Vision: ESG Update Moving Infrastructure Forward30 As we integrate ESG initiatives into our long-term strategy, our operations teams have taken an active role in pursuing initiatives that promote environmental responsibility We provide more detail regarding our goals and initiatives in our August 2020 Midyear ESG Update located on our website, www.arcosa.com/sustainability, and expect further updates in our Full Year Sustainability Report in 2021 Arcosa’s Meyer Utility Structures’ Texas plant transitioned to high- efficiency weld machines throughout the facility to reduce energy consumption (scope 2 emissions). Arcosa Marine is sponsoring a community-partnered tree planting project in an effort to mitigate flooding along the coast of Louisiana's Pontchartrain Basin Arcosa’s Construction Products group is transitioning to higher efficiency engines that will reduce fuel consumption (scope 1 emissions), improve production volumes, and decrease priority pollutants.

/31 Our products are used in important, environmentally friendly industries Arcosa operates in multiple industries which contribute to environmental protection Arcosa Wind Towers produces steel towers to support our customers’ advancement of America’s wind energy infrastructure. Arcosa Marine builds barges for the fuel-saving and efficient movement of commodities across the country’s inland and coastal waterways. Arcosa’s Recycled Aggregates business provides an alternative to using natural resources by recycling concrete, asphalt, steel, and asphalt shingles, which also minimizes landfill use and reduces roadway traffic and vehicle emissions. Arcosa’s Meyer Utility Structures manufactures engineered, tubular, and lattice steel structures for electricity transmission and distribution from wind, solar, and other environmentally friendly resources. Arcosa’s Steel Components businesses manufacture rail products for the fuel-saving and efficient movement of commodities across the country. Moving Infrastructure Forward

Appendix

Additional Financial Guidance for 2021

	Commentary
Corporate costs	▪ ~$13-14M per quarter in Q3 and Q4, excluding non-recurring items related to acquisitions and integration ▪ ~$2M per quarter in Q3 and Q4 of acquisition and integration-related costs that are excluded from the above range
Tax rate	▪ We expect a full year 2021 tax rate of ~23%
Capital expenditures	▪ $110-120M in 2021 (~$90M of maintenance capex + $20-$30M of growth projects)
Working capital	▪ Due largely to higher steel prices impacting inventory, we expect working capital to be a slight use of cash in 2021.
Other	▪ Consolidated 2021 revenue guidance revised to $1.95-2.05B from previous range of $1.88-2.00B ▪ Transportation Products Segment Adjusted EBITDA guidance revised to ~$25M for 2021, from previous guidance range of $35-40M, due to continuation of high steel prices

33 / Moving Infrastructure Forward ARCOSA

/ Non-GAAP Measures 34 Moving Infrastructure Forward “EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Revenues. GAAP does not define “Adjusted Net Income” and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use this metric to assess the operating performance of our consolidated business. We adjust net income for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period. “Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors. "Adjusted Segment EBITDA Margin" is defined as Adjusted Segment EBITDA divided by Revenues. GAAP does not define “Free Cash Flow” and it should not be considered as an alternative to cash flow measures defined by GAAP, including cash flow from operating activities. We use this metric to assess the liquidity of our consolidated business. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. We define Free Cash Flow as cash provided by operating activities less capital expenditures. GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses "Net Debt to Adjusted EBITDA", which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. Refer to slides that follow for accompanying reconciliations

Reconciliation of Adjusted EBITDA and Adjusted Net Income

($'s in millions)
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,	Year Ended December 31,			Full Year 2021 Guidance	
	2021	2020	2021	2020	2019	2018	Low	High
Net income	$ 20.8	$ 33.3	$ 78.4	$106.6	$113.3	$ 75.7	$ 65.0	$ 77.0
Add:								
Interest expense, net	6.5	2.7	13.0	10.2	5.4	0.5	23.0	23.0
Provision for income taxes	4.2	11.8	18.0	31.6	33.5	19.3	18.0	24.0
Depreciation, depletion, and amortization expense[(1)]	36.6	27.9	127.8	114.5	85.8	67.6	144.0	146.0
EBITDA	68.1	75.7	237.2	262.9	238.0	163.1	250.0	270.0
Add:								
Impact of acquisition-related expenses[(2) (3)]	11.0	2.5	18.6	10.3	2.0	0.8	20.0	20.0
Impairment charge	-	0.5	5.3	7.1	-	23.2	-	-
Other, net (income) expense[(4)]	(0.2)	-	3.7	3.4	0.7	(0.6)	-	-
Adjusted EBITDA	$ 78.9	$ 78.7	$ 264.8	$283.7	$240.7	$186.5	$ 270.0	$ 290.0
Adjusted EBITDA Margin	15.3%	15.8%	13.9%	14.7%	13.9%	12.8%	13.8%	14.1%

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Net Income	$ 20.8	$ 33.3	$ 36.7	$ 64.9
Impact of acquisition-related expenses, net of tax[(2)]	8.3	1.9	10.0	3.7
Impairment charge, net of tax	-	0.4	-	1.4
Adjusted Net Income	$ 29.1	$ 35.6	$ 46.7	$ 70.0

(1) Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
(2) Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.
(3) Actual results and full year 2021 Guidance now include the fair value markup of StonePoint inventory subject to completion of purchase price adjustments. The associated amount for Southwest Rock is not yet included in full year 2021 guidance.
(4) Included in Other, net (income) expense was the impact of foreign currency exchange transactions of $(0.1) million and $0.2 million for the three months ended June 30, 2021 and 2020, respectively, and $3.9 million, $3.6 million, $1.5 million, and $(0.2) million for the twelve months ended June 30, 2021 and December 31, 2020, 2019, 2018, respectively.

35 / Moving Infrastructure Forward ARCOSA

Reconciliation of Adjusted Segment EBITDA

($'s in millions)
(unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Twelve Months Ended June 30, 2021
Construction Products			
Operating Profit	$ 17.9	$ 24.3	$ 67.3
Add: Depreciation, depletion, and amortization expense[1]	22.5	13.9	72.0
Segment EBITDA	40.4	38.2	139.3
Add: Impact of acquisition-related expenses[2]	4.7	0.4	6.5
Add: Impairment charge	-	-	-
Adjusted Segment EBITDA	$ 45.1	$ 38.6	$ 145.8
Adjusted Segment EBITDA Margin	22.1%	26.0%	22.3%
Engineered Structures			
Operating Profit	$ 29.1	$ 20.9	$ 81.0
Add: Depreciation and amortization expense[1]	8.4	8.1	32.8
Segment EBITDA	37.5	29.0	113.8
Add: Impact of acquisition-related expenses[2]	0.5	1.4	3.7
Add: Impairment charge	-	-	(1.3)
Adjusted Segment EBITDA	$ 38.0	$ 30.4	$ 116.2
Adjusted Segment EBITDA Margin	15.7%	13.6%	13.2%
Transportation Products			
Operating Profit	$ 1.3	$ 15.9	$ 29.8
Add: Depreciation and amortization expense	4.5	4.7	18.0
Segment EBITDA	5.8	20.6	47.8
Add: Impact of acquisition-related expenses[2]	-	-	-
Add: Impairment charge	-	0.5	4.5
Adjusted Segment EBITDA	$ 5.8	$ 21.1	$ 52.3
Adjusted Segment EBITDA Margin	8.5%	16.5%	14.1%
Operating Loss - Corporate	(17.0)	(13.3)	(65.0)
Impact of acquisition-related expenses - Corporate[2]	5.8	0.7	10.5
Add: Corporate depreciation expense	1.2	1.2	5.0
Adjusted EBITDA	$ 78.9	$ 78.7	$ 264.8

The guidance range for Transportation Products Segment Adjusted EBITDA is calculated based on an operating profit of approximately $7 million plus depreciation and amortization expense of approximately $18 million.

(1) Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
(2) Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.

36 / Moving Infrastructure Forward ARCOSA

Reconciliation of Free Cash Flow and Net Debt to Adjusted EBITDA

($'s in millions)
(unaudited)

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Twelve Months Ended June 30, 2021
Cash Provided by Operating Activities	$ 259.9	$ 358.8	$ 118.5	$ 190.7
Capital Expenditures	(82.1)	(85.4)	(44.8)	(80.0)
Free Cash Flow	$ 177.8	$ 273.4	$ 73.7	$ 110.7

	As of Pro Forma September 30, 2018[1]	As of December 31, 2018	As of December 31, 2019	As of December 31, 2020[1]	As of June 30, 2021 [1]	As of Pro Forma for Southwest Rock [2]	As of June 30, 2021 Pro Forma
Total debt	$ 0.4	$ 185.5	$ 107.3	$ 254.5	$ 660.5	$ 100.0	$ 760.5
Cash and cash equivalents	210.4	99.4	240.4	95.8	100.3	(50.0)	50.3
Net Debt	$ (210.0)	$ 86.1	$ (133.1)	$ 158.7	$ 560.2	$ 150.0	$ 710.2
Adjusted EBITDA (trailing twelve months)	$ 178.1	$ 186.5	$ 240.7	$ 291.4	$ 288.1	$ 14.0	$ 302.1
Net Debt to Adjusted EBITDA	(1.2)	0.5	(0.6)	0.5	1.9		2.4

(1) These periods include pro forma adjustments for acquisitions completed during the period, as previously disclosed.

(2) Adjusted EBITDA includes a 3 month pro forma adjustment of $2.6 million based on previously disclosed Adjusted EBITDA for Strata of $10.2 million for the twelve months ended August 31, 2020 and a 9 month pro forma adjustment of $20.7 million based on previously disclosed Adjusted EBITDA for StonePoint of $27.6 million for the twelve months ended March 31, 2021.

(3) Purchase price paid for Southwest Rock was $150 million. We borrowed $100 million under our revolving credit facility to fund the acquisition, resulting in a net pro forma cash and cash equivalents adjustment of $50 million.

37 / Moving Infrastructure Forward ARCOSA

/ Reconciliation of Southwest Rock and StonePoint Pro Forma Adjusted EBITDA 38 Moving Infrastructure Forward (in millions) (unaudited) (1) Pass through entity and not subject to federal income taxes (2)Includes Paycheck Protection Program loan forgiveness, partially offset by management compensation and non-operational expenses that are not expected to continue post-close. Twelve Months Ended May 31, 2021 Net Income $ 11.7 Add: Interest expense, net 0.2 Provision for income taxes(1) - Depreciation, depletion, and amortization expense 2.6 EBITDA 14.5 Add: Pro forma adjustments(2) (0.5) Pro forma Adjusted EBITDA $ 14.0 Reconciliation of Southwest Rock Pro Forma Adjusted EBITDA Reconciliation of StonePoint Pro Forma Adjusted EBITDA Twelve Months Ended December 31, 2019 March 31, 2021 (Forecasted) Net income $ (7.3) $ (7.0) Add: Interest expense, net 6.0 8.9 Provision for income taxes - - Depreciation, depletion and amortization expense 16.7 22.3 Full year pro-forma for 2019 and 2020 acquisitions 8.4 1.6 Acquisition-related and sponsor fees 7.7 5.5 Other non-recurring 1.5 (3.7) Pro forma Adjusted EBITDA $ 33.0 $ 27.6